EXHIBIT 99.1
HIGHLAND CELLULAR, LLC AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004
With Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT
Members
Highland Cellular, LLC and Subsidiary
We have audited the accompanying consolidated balance sheets of Highland Cellular, LLC and Subsidiary (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in members’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Highland Cellular, LLC and Subsidiary as of December 31, 2005 and 2004, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
Portland, Maine
February 17, 2006

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
CONTENTS

Page
Independent Auditors’ Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Income	3

Consolidated Statements of Changes in Members’ Deficit	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 15

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Consolidated Balance Sheets
December 31, 2005 and 2004
ASSETS

	2005	2004
Current assets
Cash and cash equivalents	$658,482	$126,308
Accounts receivable, net of allowance for doubtful accounts of $474,000 in 2005 and $372,000 in 2004	2,266,566	1,477,857
Other receivables	708,521	505,871
Subscriber equipment inventory	923,716	952,796
Prepaid expenses	225,824	193,684
Fair value of interest rate swap	222,235	93,599

Total current assets	5,005,344	3,350,115

Property and equipment, net	22,703,198	22,766,444

Other assets
Cellular communications licenses	3,529,707	2,945,055
Investments	968,880	743,880
Deferred costs and other non-current assets, net of accumulated amortization of $808,000 in 2005 and $602,000 in 2004	1,296,930	1,366,268

Total other assets	5,795,517	5,055,203

Total assets	$33,504,059	$31,171,762

The accompanying notes are an intregral part of these consolidated financial statements.

LIABILITIES AND MEMBERS’ DEFICIT

	2005	2004
Current liabilities
Accounts payable	$1,069,041	$1,058,336
Intercompany payables	—	133,655
Loan from parent	—	1,700,000
Accrued expenses and other	3,501,943	1,956,199
Current portion of capital lease obligation	580,000	550,000

Total current liabilities	5,150,984	5,398,190

Long-term liabilities
Long-term debt	27,000,000	28,000,000
Capital lease obligation, net of current portion	1,429,667	2,055,159
Convertible subordinated notes, including accrued interest	11,108,966	9,944,888

Total liabilities	44,689,617	45,398,237

Commitments (Notes 3, 4 and 5)

Members’ deficit
Members’ deficit	(11,407,793)	(14,320,074)
Accumulated other comprehensive income	222,235	93,599

Total members’ deficit	(11,185,558)	(14,226,475)

Total liabilities and members’ deficit	$33,504,059	$31,171,762

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Consolidated Statements of Income
Years Ended December 31, 2005 and 2004

	2005	2004
Revenues
Subscriber	$25,675,537	$21,572,029
Roaming	6,718,300	5,775,245
Equipment and accessory sales	2,130,823	1,280,137

Total revenues	34,524,660	28,627,411

Costs and expenses
Cost of service	9,799,578	8,197,208
General and administrative	6,995,211	5,951,954
Sales and marketing	3,472,473	3,525,426
Cost of equipment	3,845,220	3,434,876
Depreciation and amortization	3,532,944	3,694,051
Provision for doubtful accounts	369,000	230,000

Total costs and expenses	28,014,426	25,033,515

Income from operations before loss from sales of assets	6,510,234	3,593,896

Loss on sales of assets	(46,444)	(10,624)

Income from operations	6,463,790	3,583,272

Other income (expense)
Interest income and other	387,327	220,613
Interest expense	(3,187,286)	(2,927,331)

Total other expense	(2,799,959)	(2,706,718)

Net income	$3,663,831	$876,554

The accompanying notes are an intregral part of these consolidated financial statements.

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Consolidated Statements of Changes in Members’ Deficit
Years Ended December 31, 2005 and 2004

				Accumulated
	Membership Units			Other
	Outstanding		Members’	Comprehensive
	Class A	Class B	Deficit	Income	Total
Balances at December 31, 2003	28,957,455	—	$(14,351,916)	$—	$(14,351,916)

Net income	—	—	876,554	—	876,554
Distributions to member	—	—	(844,712)	—	(844,712)
Comprehensive income
Change in fair value of derivative	—	—	—	93,599	93,599

Balances at December 31, 2004	28,957,455	—	(14,320,074)	93,599	(14,226,475)

Net income	—	—	3,663,831	—	3,663,831
Issuance of ownership units	—	2,895,030	2,895	—	2,895
Distributions to member	—	—	(754,445)	—	(754,445)
Comprehensive income
Change in fair value of derivative	—	—	—	128,636	128,636

Balances at December 31, 2005	28,957,455	2,895,030	$(11,407,793)	$222,235	$(11,185,558)

Total comprehensive income was $3,792,000 and $970,000 for the years ended December 31, 2005 and 2004, respectively.
The accompanying notes are an intregral part of these consolidated financial statements.

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Consolidated Statements of Cash Flows
Years Ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities
Net income	$3,663,831	$876,554
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,532,944	3,694,051
Participation certificates	225,000	135,000
Provision for doubtful accounts	369,000	230,000
Subordinated debt interest	1,164,078	1,044,038
Net loss on sales of equipment	46,444	10,624
Changes in operating assets and liabilities
Accounts receivable	(1,157,709)	(76,918)
Subscriber equipment inventory	29,080	239,375
Prepaid expenses and other current assets	(234,791)	499,469
Trade accounts payable	10,705	(328,482)
Accrued expenses and other current liabilities	1,412,090	(334,061)
Other assets	(403,185)	(250,546)

Net cash provided by operating activities	8,657,487	5,739,104

Cash flows from investing activities
Purchases of property and equipment	(3,624,136)	(4,139,867)
Proceeds from sales of property and equipment	313,428	—
Purchases of wireless licenses	(566,792)	—

Net cash used by investing activities	(3,877,500)	(4,139,867)

Cash flows from financing activities
(Repayments) proceeds from line of credit and long-term debt	(1,000,000)	3,044,712
Principal payments on long-term debt	(595,492)	(3,172,929)
Payments on loans from parent	(1,700,000)	(500,000)
Distribution to member	(754,445)	(844,712)
Sale of membership units	2,895	—
Costs related to financing	(200,771)	—

Net cash used in financing activities	(4,247,813)	(1,472,929)

Increase in cash	532,174	126,308

Cash and cash equivalents, beginning of year	126,308	—

Cash and cash equivalents, end of year	$658,482	$126,308

The accompanying notes are an intregral part of these consolidated financial statements.

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
1.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Highland Cellular, LLC and its wholly-owned subsidiary, Highland PCS, LLC (collectively referred to as the Company). Highland Cellular, LLC provides an array of analog and digital wireless cellular services in southeastern West Virginia and southwestern Virginia under the trade name of CellularONE, under a five year licensing agreement expiring in 2006. Highland Cellular, LLC also owns and operates cellular towers in southeastern West Virginia; and southwestern Virginia.

All significant intercompany transactions and account balances have been eliminated in consolidation.

Ownership and Members’ Interest

The Company was a wholly-owned subsidiary of Highland Cellular Holdings, Inc. (Holdings) in 2004. Holdings is also the parent company of Highland Towers, Inc. During 2005, 2,895,030 of Class B units were sold to certain managers and directors, diluting Holdings’ ownership.

The Company is authorized to issue 50,000,000 units (plus such additional number of Class A Units as the convertible subordinated notes may be converted into in accordance with the terms thereof) of which 45,871,394 Units are designated as Class A Units and 4,128,606 Units are designated as Class B Units to be issued under Approved Management Incentive Plans. The Company has issued 28,957,455 Class A Units to Holdings and 2,895,030 Class B Units have been granted and purchased under Approved Management Incentive Plans. Profits and losses are allocated to Class A Units until such time that all Class A Units has received aggregate distributions equal to $1.00 of each unit held. Class B Units have no voting rights. Upon liquidation, the holders of Class A Units receive the first distributions until such time that each holder of Class A Units has received aggregate distributions equal to $1.00 for each Class A Unit held. Any further available distributions upon liquidation are distributed pro rata between the Class A Units and Class B Units based on their respective holdings.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
Concentrations of Risk

The Company extends credit to subscribers throughout southeastern West Virginia and southwestern Virginia. Historically, this market area has been susceptible to economic uncertainty. The Company normally performs initial credit evaluations and security deposits are obtained for customers with a higher credit risk profile. The Company maintains an allowance for doubtful accounts for potential credit losses based on historical losses and current economic conditions. Trade receivables are aged from the last payment date and are charged off when they become 120 days past due.

The Company generally maintains cash balances in excess of federal insurance limits. These balances constitute a concentration of credit risk that is managed by maintaining all cash accounts in high quality financial institutions.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, receivables, accounts payable, and accrued expenses approximate their fair values because of the immediate or short term maturity of these financial investments. The fair value of long-term debt is estimated using current applicable rates for similar investments and collateral as of the balance sheet date and approximates the carrying value of such debt. Capital leases are recorded at their net present value, which approximates fair value. The fair value of the convertible subordinated notes was estimated using discounted cash flows and was determined to be $13,700,000 and $13,620,000 as of December 31, 2005 and 2004, respectively.

In November 2003, the Company entered into an interest rate swap derivative to manage changes in market conditions related to interest rate payments on a portion of its variable rate long term debt. The notional amount of this agreement is $15,000,000 and the agreement expires in November 2006. The swap agreement calls for semi annual settlements and meets all of the criteria for a cash flow hedge. Gain or loss on this derivative is recorded in Other Comprehensive Income in members’ equity and reclassified into earnings as the underlying hedged items affect earnings. Amounts reclassified into earnings related to this derivative are included in interest expense. The Company recognizes this derivative on the balance sheet at fair value, which was recorded as a $222,000, and $94,000 receivable at December 31, 2005 and 2004, respectively, with an offsetting entry to Other Comprehensive Income for the respective period.

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
Cash and Cash Equivalents and Security Deposit
Cash equivalents include highly liquid investments with maturities of three months or less at the time of purchase. As of December 31, 2005 and 2004, the Company had deposited approximately $25,000 with a local financial institution in a money market account to secure a $25,000 letter of credit issued to a local municipality in the event a tower is abandoned. These funds can only be withdrawn when the holder surrenders the letter of credit.
Subscriber Equipment Inventory
Subscriber equipment inventory consists primarily of cellular telephones and is valued at the lower of cost or estimated market. Cost is determined by the first in, first out method. Inventory is summarized as follows:

	2005	2004
Cellular telephones	$909,702	$847,538
Accessories	129,147	114,606
Obsolescence reserve	(115,133)	(9,348)

	$923,716	$952,796

Property and Equipment
The components of property and equipment are as follows:

	2005	2004
Cellular communications systems equipment and improvements	$35,915,203	$32,156,047
Leased cellular equipment	3,513,000	3,513,000
Computer equipment and software	1,969,179	1,762,603
Leasehold improvements — office and warehouse	2,046,573	2,332,695
Furniture and fixtures	763,733	747,560
Automobiles	389,766	362,163
Construction in progress	943,760	1,461,965

	45,541,214	42,336,033
Less accumulated depreciation	22,838,016	19,569,589

	$22,703,198	$22,766,444

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
Property and equipment are recorded at cost while maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment and amortization of leasehold improvements and equipment under capital leases are computed using the straight line method for financial reporting purposes over the following estimated useful lives:

Cellular communication systems	5-10 years
Computer equipment	3-5 years
Office and transportation equipment	3-5 years
Office, warehouses, and leasehold improvements	3-10 years
The Company leases certain cellular equipment under a financing arrangement that is classified as a capital lease. This lease is for a term of five years and contains a purchase option at the end of the original lease term. Amortization of cellular equipment under capital lease is included in depreciation expense.
Construction in progress primarily includes costs related to the construction of new cell sites and related cellular equipment. When the assets are placed in service, the Company transfers the assets to the appropriate property and equipment accounts and depreciates these assets over the estimated useful lives.
Long-Lived Assets
The Company reviews for the impairment of long lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No such significant impairment losses have been identified by the Company.
Intangible Assets
Intangible assets consist of cellular communications and PCS licenses. In accordance with SFAS No. 142, intangible assets with indefinite useful lives are no longer amortized, but are subject to annual impairment tests in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment. The Company did not have any significant impairment charges in 2005 and 2004.

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
Investments
Investments consist primarily of nonmarketable nonvoting participation certificates that were originally recorded at cost. The fair value has not been estimated and there are no identified events or changes in circumstances that may have had a significant or adverse affect on fair value. As a debtor of and a shareholder in a financial institution that is a member of the Farm Credit System (customer owned bank), the Company receives patronage distributions in the form of cash and participation certificates. These distributions are recognized when declared and recorded in other income. The participation certificates will be redeemed at par over a period extending five years beyond the life of the loan. The loan matures in 2010.
Deferred Costs
Deferred costs consist principally of deferred financing costs. Such costs are being amortized over the life of the related debt agreements on a straight line basis as a component of amortization expense. The use of the straight line method does not result in expense that is materially different than that which would have resulted from the use of the interest method.
Advertising Costs
Advertising costs are expensed as incurred. The Company incurred advertising expenses of $793,000 and $744,000 during 2005 and 2004, respectively, which are included in sales and marketing expenses in the consolidated income statements.
Revenue Recognition
The Company primarily generates revenue by providing wireless services to its subscribers and subscribers of other wireless carriers traveling in the Company’s service area, as well as sale of equipment and accessories. Wireless service revenues primarily consist of monthly access, airtime, roaming charges, long distance charges, and equipment and accessory sales. Revenue is recognized in the period the services are provided. Sales of equipment and accessories are a separate earnings process from other services and are recognized in income when delivered or installed. Unbilled revenues result from services provided from the last billing cycle date to the end of the month. Deferred revenue results from services billed in advance.

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
Stock-Based Compensation
As permitted by Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock Based Compensation, the Company accounts for its restricted units grants to employees and directors using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. Under APB No. 25, compensation expense is not recognized if the exercise price of the options awarded was equal to or greater than the fair value of the common stock (or units for Highland Cellular, LLC) on the dates of grant.
The Company adheres to SFAS No. 123 and Emerging Issues Task Force (EITF) Issue No. 96-18, Accounting for Equity Investments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods and Services, for its restricted units grants to other individuals. According to SFAS No. 123, compensation expense is measured at the date of grant and recognized ratably over the service period. Prior to vesting or termination, expense is recognized using the fair value of the option at the end of the reporting period. Additional expense due to increases in the value of the options prior to the vesting date would be recognized in the period of the option value increase.
Income Taxes
Since incorporation, the members for the Company have consented to the individual companies’ elections to be taxed as limited liability companies. These entities generally incur no federal or state corporate income tax liability or expense. Corporate income or loss is passed through to the members and is taxable or deductible on their individual returns. The Company expects to pay dividends which, at the minimum, will be sufficient to satisfy member income taxes related to the Company’s earnings.

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
2. Long-Term Liabilities
     Long-term liabilities consist of the following:

	2005	2004
Revolver (total borrowing capacity of $40,000,000) — Interest only payments through December 2006. Borrowing capacity is permanently reduced each quarter beginning March 2007 through December 2010. The revolver bears interest at a variable rate of LIBOR, plus a marginal rate dependent upon the Company’s debt to operating cash flow margin. The weighted average interest rate at December 31, 2005, approximated 7.83%. The debt is secured by substantially all of the equity and a first perfected priority security interest on all present and future tangible and intangible assets (excluding tower assets) of the Company and a Holdings deposit account of $3.2 million. This agreement contains certain restrictive covenants relating to, among other things, certain financial ratios and financial reporting deadlines.
	$27,000,000	$28,000,000

Capital lease obligation, due in monthly installments including interest of $56,800 through March 2008 with a final installments including interest of $702,600 due April 1, 2008 or the lease can be extended for one additional year at a monthly payment of approximately $61,000. The interest rate approximates 5.6%.	$2,009,667	$2,605,159

Less current portion of capital lease	580,000	550,000

Capital lease obligation, net of current portion	$1,429,667	$2,055,159

Convertible subordinated notes, $8,200,000 of 12% subordinated notes issued at par by Highland Cellular, LLC that mature on June 30, 2011. Interest may be paid annually or deferred until the maturity date. If deferred, interest compounds annually. The notes are convertible into approximately 20% of Class A units of Highland Cellular, LLC at the option of the holders. These notes are subordinated to the Revolver and contain certain restrictive covenants relating to, among other things, total indebtedness, capital expenditures, and financial reporting deadlines.	$11,108,966	$9,944,888

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
Interest paid on the Company’s long-term debt approximated $2,000,000 and $1,900,000 in 2005 and 2004, respectively.
Maturities of long-term debt for each of the next five years follows:

		Capital	Convertible
	Revolver and	Lease	Subordinated
	Line of Credit	Obligation	Notes	Total
2006	$—	$580,000	$—	$580,000
2007	—	615,000	—	615,000
2008	—	814,667	—	814,667
2009	3,000,000	—	—	3,000,000
2010	24,000,000	—	—	24,000,000
Thereafter	—	—	11,108,966	11,108,966

	$27,000,000	$2,009,667	$11,108,966	$40,118,633

Highland PCS, LLC has received notice from the United States Department of Agriculture-Rural Development that it has been approved for a loan in the amount of $18.5 million from the Rural Utilities Service, and a loan in the amount of $12.95 million from the Rural Telephone Bank. The loans are subject to normal closing procedures. These loans will be used over the next five years to expand into certain Virginia rural markets contiguous to the Company’s current service area. The loans will bear interest at the rate applicable to each advance of loan funds based on the average yield on outstanding marketable obligations of the United States having a final maturity comparable to final maturity of the advances. Debt service payments are to be made on a monthly basis over a period of 18 years from the date of the loans. The loans will be secured by the real and personal property acquired with the borrowed funds.

3.	Employee Benefits

The Company has a 401(k) profit sharing plan that covers all employees who meet the plan’s eligibility requirements. The profit sharing provision of the plan allows eligible employees to share in any discretionary profit sharing contributions made by the employer. Contributions are determined by the employer depending on company profits. The contribution is based on each participant’s age and compensation earned during the plan year. The Company did not make any profit sharing contributions for the years ended December 31, 2005 and 2004. The 401(k) provision of the plan allows eligible employees to make contributions pursuant to a salary reduction arrangement of up to 12% of their compensation. The Company will make a matching contribution equal to 50% of the portion of the employee’s salary reduction up to 7% in 2005 and 6% in 2004 of compensation. The Company contributed approximately $59,000 and $69,000 in 401(k) matching contributions to the plan for the years ended December 31, 2005 and 2004, respectively.

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
The Company provides health and welfare benefits under a fully insured plan and the Company makes monthly premium payments. Health and welfare plan expense approximated $616,000 and $541,000 in 2005 and 2004, respectively.

Highland Cellular, LLC has entered into employment agreements with certain key management employees effective January 1, 2005. As a part of their total compensation package, these employees were granted and purchased restricted Class B units that vest over a period of four years. Vesting began on the later of April 1, 2003 or the employee hire date. Vested restricted units totaled 1,654,303 at December 31, 2005. The Class B units granted and purchased total 2,895,030, representing 70% of the restricted units available to be granted. The Class B units were issued at a purchase price per Class B unit of $0.001, which represented the estimated fair market value. Since these restricted units were issued at their estimated fair value and the Company uses the intrinsic value method to account for these restricted units, there was no compensation expense recorded in 2005 or 2004.

4.	Related Party Transactions

The Company has entered into lease agreements with the majority shareholder of Holdings for the use of the administrative offices, storage space and a warehouse. The lease agreements extend through 2011 and require the Company to make monthly payments for the use of these facilities. Lease payments under these agreements approximated $119,000 and $116,000 in 2005 and 2004, respectively. In addition, the Company has entered into lease agreements with Highland Towers, Inc. to lease certain tower sites at prevailing rates. These leases have initial terms of five to ten years expiring in 2009 through 2011. These leases have multiple year renewal options that would extend the terms to 25 to 30 years. Lease payments under these tower lease agreements approximated $134,000 and $634,000 in 2005 and 2004, respectively.

During 2005 and 2004, the Company borrowed short-term funds from its parent company to support financing requirements. These funds were borrowed at prevailing interest rates. The Company does not anticipate such borrowings in the near future.

HIGHLAND CELLULAR, LLC AND SUBSIDIARY
Notes to Consolidated Financial Statements
Years Ended December 31, 2005 and 2004
5.	Lease and Other Commitments

The Company has entered into agreements with third parties to provide subscriber bill processing services. The primary agreement was for a term of three years and has been renewed for one year expiring in October 2006. Rates are fixed and during 2005 and 2004, the Company paid approximately $1,139,000 and $971,000, respectively, for these primary billing services.

The Company has entered into various operating lease agreements with unaffiliated companies for equipment, sales facilities, and tower sites at various locations. The agreements contain clauses for increases in the initial rental, allowances for renewals, and original terms ranging from 1 to 14 years. Rental expense under these agreements approximated $1,311,000 and $625,000 during 2005 and 2004, respectively.

Future minimum rental commitments under non cancelable operating leases including those with related parties with initial terms of one year or more consisted of the following at December 31, 2005:

2006	$2,103,000
2007	1,825,000
2008	1,578,000
2009	1,505,000
2010	1,312,000
Thereafter	614,000

$8,937,000

6.	Divestiture and Deferred Gain

In November 2004, Highland Cellular, LLC and Highland Towers, Inc. entered into a definitive agreement with Pinnacle Towers Acquisition, LLC (a wholly owned subsidiary of Global Signal Inc.) (Pinnacle) to sell certain communication towers. Highland Cellular, LLC owned three of the towers sold on June 30, 2005 and the transaction resulted in a net loss of approximately $46,000, which is recognized in the consolidated income statement for the year ended December 31, 2005. Highland Cellular, LLC will continue to rent tower space from Pinnacle under existing operating lease agreements on the tower sites, which are included in minimum operating lease commitments.